Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Clipper Realty Inc.

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 15, 2022, relating to the consolidated financial statements and financial statement schedule of Clipper Realty Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ BDO USA, LLP

New York, New York

June 24, 2022